Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 27, 2014 relating to the financial statements, which appears in Tableau Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-194600). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

March 20, 2014